Exhibit 5.1

April 23, 2008

MRU ABS II LLC

590 Madison Avenue

13th Floor, Suite 200

New York, New York 10022

Re:	Registration Statement (CIK: 0001429999) Student Loan Asset Backed Notes Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MRU ABS II LLC, a Delaware limited liability company (the “Registrant”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of Student Loan Asset Backed Notes (the “Notes”) on the Registrant’s Registration Statement on Form S-3, as amended through the date hereof (the “Registration Statement”). The Notes are issuable in series under separate indentures (each, an “Indenture”), each between (i) a Delaware statutory trust to be formed that will be the issuer of the Notes and be identified in the prospectus supplement for such series of Notes and (ii) an indenture trustee to be identified in the prospectus supplement for such series of Notes. Each such Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon copies of the documents described above and originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as drafts, copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as drafts, copies or specimens, the truthfulness and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, including the representations and warranties as to factual matters contained therein. In addition, as to any facts that were not known to us, we have relied upon statements and representations of the parties to the documents described herein as set forth in such documents.

Except for the matters that are specifically addressed in any opinion expressed below, we have assumed that (i) the parties to the documents described herein have all power and authority to execute, deliver, and perform their respective obligations under each document, (ii) the documents have been duly and validly authorized, executed, and delivered, and each document is the valid and binding obligation of each person who is a party thereto, enforceable against such person in accordance with its terms, (ii) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder and (iiv) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Our opinion set forth below is subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, or (ii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or relating to service of process, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement; and (4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally (regardless of whether enforcement is sought in a proceeding at law or in equity).

In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the State of New York. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

Based upon and subject to the foregoing, we are of the opinion that:

1.	Each Indenture will be a valid and legally binding agreement under the laws of the state of New York, enforceable against the Issuer in accordance with its terms.
2.

Each series of Notes, assuming the authentication and the proper registration thereof by the Indenture Trustee in accordance with the Indenture, when issued and delivered will be validly issued and entitled to the benefits of the Indenture.

3.

The statements made in the prospectus contained in the Registration Statement appearing under the caption “U.S. Federal Income Tax Consequences”, insofar as they purport to summarize certain provisions of the United States federal tax laws, constitute fair summaries of such provisions in all material respects.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of “persons” whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K, or “experts” within the meaning of Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP